Exhibit 10.12

AMENDMENT TO THE DISCRETE TECHNOLOGY

DEVELOPMENT AGREEMENT

THIS AMENDMENT TO THE DISCRETE TECHNOLOGY DEVELOPMENT AGREEMENT (“Amendment”), entered into as of June 15th, 2018, by and between Polar Semiconductor, LLC, a Minnesota limited liability company headquartered in Bloomington, Minnesota (formerly Polar Semiconductor, Inc., “PSL”), Allegro MicroSystems, Inc., a Delaware corporation headquartered in Manchester, NH (“AMI”), and Sanken Electric Co., Ltd., a Japanese corporation headquartered in Saitama, Japan (“Sanken”), amends the Discrete Technology Development Agreement by and between PSL and Sanken, dated April 1st, 2015 (the “Agreement”).

WHEREAS, PSL is a subsidiary of AMI and the Parties agree to assign all rights and obligations of PSL under the Agreement to AMI, and

WHEREAS, Sanken and AMI wish to amend certain terms of the Agreement.

NOW, THEREFORE, the Parties agree to amend the Agreement as follows:

Article 4. Expense of Development Activities is deleted in its entirety and replaced with the following:

“Sanken and AMI will share equally all expenses for the Development Activities on an annual basis, the Parties will mutually agree upon (a) the fee to be paid to PSL by Sanken for the ensuing fiscal year for these designated expenses (the “Annual Fee”); (b) the timing of payment of the Annual Fee; and (c) any applicable assumptions concerning the designated expenses or other items that are included or excluded with respect to the Annual Fee.”

Article 6. Manufacturing for Sanken is deleted in its entirety and replaced with the following:

“AMI and Sanken will agree upon reasonable prices and terms for products manufactured for Sanken at PSL using the Technology. The Parties anticipate that such pricing will incorporate the benefits of yield improvements and cost reductions. Subject to the Wafer Supply Agreement, dated July 26th, 2017, between PSL and Sanken, Sanken will provide good faith forecasts of products to be purchased from PSL, and PSL will reserve and/or install such capacity for Sanken.”

Article 7. Transfer of Technology is hereby amended to include the following:

“..., or (e) Sanken may, with at least three (3) months written notice to AMI, and subject to the Wafer Supply Agreement, dated July 26th, 2017, between PSL and Sanken, transfer a portion or all of the Technology to an alternative manufacturing site. AMI may transfer a portion or all of the Technology to an alternative manufacturing site with the prior written consent of Sanken; in such case, Sanken is not obligated to absorb any unused capacity. For the avoidance of doubt, AMI may use its direct or indirect subsidiaries to manufacture products using the Technology.”

Article 8. Ownership of Technology is deleted in its entirety and replaced with the following:

“Sanken and AMI shall jointly own Technology developed pursuant to this Agreement. Sanken and AMI each have the right to make, have made, sell, and use the Technology. Furthermore, either Party may sell, assign, or transfer any of its rights to the Technology to any third party with the written consent of the other Party or as expressly permitted herein. Sanken shall have the right of access to the details of the Technology. Notwithstanding anything herein to the contrary, AMI and its subsidiaries agree not to produce or sell single die, discrete MOSFETs without the prior written consent of Sanken. With respect to AMI’s use or incorporation of the Technology in any other products, AMI shall provide written notice to Sanken of its intention to use or incorporate the Technology in such a manner within a reasonable period of time prior to the actual use or incorporation.”

Article 10. Term is deleted in its entirety and replaced with the following:

“This Agreement shall continue in effect until such time as (a) the Parties mutually agree to its termination; (b) the Parties adopt a successor agreement; (c) the Parties fail to agree upon the Annual Fee for a fiscal year within three months after the commencement of such fiscal year; or March 31, 2019, whichever come earlier. Sections 7, 8, and 9 herein shall survive the termination of this Agreement.”

Except as stated herein, the remainder of the Agreement remains unchanged in its entirety.

IN WITNESS WHEREOF, the Parties have executed this Amendment and consent to the assignment described above as of the date and year first written above.

ALLEGRO MICROSYSTEMS, INC.	SANKEN ELECTRIC CO., LTD.

/s/ Ravi Vig	/s/ Masao Hoshino
Ravi Vig, President and CEO	Masao Hoshino, Executive Vice President

POLAR SEMICONDUCTOR, LLC

/s/ Kurt Walter
Kurt Walter, Chief Operating Officer